As filed with the Securities and Exchange Commission on September 17, 1999
                                       Registration No. 333-____


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    ---------------------------------

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                    ____________________________________

                          TRIGEN ENERGY CORPORATION
           (Exact name of registrant as specified in its charter)

           Delaware                                     13-3378939
(State or other jurisdiction of                     (I.R.S. Employer
incorporation  or  organization)                     Identification No.)

      One Water Street                                  10601
    White Plains, New York                            (Zip Code)
 (Address of principal executive offices)

                      1994 Employee Stock Purchase Plan
                          (Full Title of the Plan)

                              EUGENE E. MURPHY
                       Vice President, General Counsel
                                and Secretary
                          Trigen Energy Corporation
                              One Water Street
                        White Plains, New York  10601
                   (Name and address of agent for service)

                               (914) 286-6600

        (Telephone number, including area code, of agent for service)
                              -----------------
                                 Copies to:

                            E. WILLIAM BATES, II
                               King & Spalding
                         1185 Avenue of the Americas
                          New York, New York 10036
                               (212) 556-2100

                     ----------------------------------

                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
Title of Securities to   Amount       Proposed      Proposed     Amount of
be Registered            to be        Maximum       Maximum      Registra
                         Registered   Offering      Aggregate    tion
                                      Price         Offering     Fee
                                      Per Unit (1)  Price (1)
---------------------------------------------------------------------------
Common Stock, $.01 par   200,000      $ 18.31       $3,662,000   $1,018.04
value
---------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low reported sales price of Registrant's common stock on the New York Stock Exchange as of September 14, 1999.
----------------------------------------------------------------------------

                                   PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

     The following documents have been previously filed by Trigen Energy Corporation (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (2) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

          (3) The description of the Company's common stock, par value $.01, contained in the Company's Form 10 Registration Statement (File No. 1-13264) filed under the Securities and Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purposes of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Inapplicable.

Item 5.  Interest of Named Experts and Counsel.

     Inapplicable.

Item 6.  Indemnification of Directors and Officers.

     On August 10, 1994 the Company adopted a Restated Certificate of Incorporation (the "Restated Certificate") and Restated and Amended Bylaws
(the "Bylaws").   The Restated Certificate and Bylaws, as well as the
Delaware General Corporation Law (the "DGCL"), provide for the indemnification by the Company of, and advancement of expenses to, its directors, officers, employees and agents. The Company maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and insuring the Company against payments which it becomes obligated to make to such persons under the foregoing indemnification provisions.

     In accordance with Section 102(b)(7) of the DGCL, Article VIII of the Restated Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) pursuant to Section 174 of the DGCL (which provides for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The personal liability of a director shall be further limited in the event of and to the extent of any amendment to the DGCL.

     In accordance with Section 145 of the DGCL, Article VI of the bylaws provides that the Company shall indemnify any person who was or is made a party to or is threatened to be made a party to or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or a person for whom he is a legal representative, was or is a director of the Company, or is or was serving at the request of the Company as director of another corporatio or enterprise, against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The Company has the power to indemnify any officer, employee or agent of the Company under the same conditions as specified for directors.

     To the extent that a director or, if applicable, an officer, employee or agent, of the Company is successful (on the merits or otherwise) in the defense of any action referred to above, the Company must indemnify such person against the expenses actually and reasonably incurred.

Item 7.  Exemptions from Registration Claimed.

     Inapplicable.

Item 8.  Exhibits.

        Exhibit                 Description
        -------   -----------------------------------

        4.1     Restated  Certificate of  Incorporation
                (incorporated by reference to
                Exhibit 3.1 to the Company's
                Registration  Statement on Form S-1
                (File No. 33-80410)).

        4.2     Restated and Amended Bylaws
                (incorporated by reference to
                Exhibit 3.2 to the Company's
                Registration Statement on Form S-1
                (File No. 33-80410)).

        23.1    Consent of KPMG LLP.

        23.2    Consent of Arthur Andersen LLP.

        99.1    Trigen Energy Corporation 1994
                Employee Stock Purchase Plan
                (incorporated by reference to Exhibit
                99.2 of the Company's Registration
                Statement on Form S-8 (File No. 33-
                83736)).

        99.2    Amendment No. 1 to Trigen Energy
                Corporation 1994 Employee Stock
                Purchase Plan.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   EXPERTS

       The consolidated financial statements of the Company as of December 31, 1998 and for the year ending December 31, 1998 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon filed with the Company's Form 10-K for the year ended December 31, 1998, incorporated by reference herein. The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ending December 31, 1997 have been audited by KPMG LLP, independent auditors, as set forth in their report thereon filed with the Company's Form 10-K for the year ended December 31, 1998, incorporated by reference herein. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP and KPMG LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on this 17th day of September, 1999.

                                   TRIGEN ENERGY CORPORATION


                                   By:      /s/  Thomas R. Casten
                                       --------------------------
                                        Thomas R. Casten
                                        Director, President and
                                        Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Thomas R. Casten and Mr. Richard E. Kessel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


          Signature                Title                          Date


  /s/ Thomas R. Casten Director, President and Chief Executive 9/10/99 ----------------------- Officer (Principal Executive Officer)
   Thomas R. Casten

  /s/  Richard E. Kessel Director, Executive Vice President,     9/10/99
------------------------ Chief Operating Officer
     Richard E. Kessel


 /s/  Martin S. Stone    Vice President-Finance, Chief Financial 9/13/99
------------------------ Officer (Principal Financial Officer)
     Martin S. Stone

  /s/  Daniel J. Samela  Controller (Principal Accounting Officer)9/13/99
------------------------
     Daniel J. Samela

  /s/   George F. Keane  Director and Chairman of the Board      9/14/99
------------------------
     George F. Keane


______________________   Director                                _____
     Michel Bleitrach

  /s/  Olivier Degos     Director                               9/17/99
----------------------
     Olivier Degos


_______________________  Director                                _____
 Dominique Mangin d'Ouince


______________________   Director                                _____
     Patrick Buffet


______________________   Director                                _____
     Philippe Brongniart

/s/  Charles E. Bayless  Director                                9/16/99
-----------------------
     Charles E. Bayless

                                EXHIBIT INDEX


       Exhibit                   Description
       -------                   -----------

        4.1           Restated Certificate of Incorporation
                      (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on
                      Form S-1 (File No. 33-80410)).

        4.2 Restated and Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company's
                      Registration Statement on Form S-1 (File No.
                      33-80410)).

        23.1          Consent of KPMG LLP.


        23.2          Consent of Arthur Andersen LLP.

        99.1 Trigen Energy Corporation 1994 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-8 (File No. 33-83736)).

        99.2 Amendment No. 1 to Trigen Energy Corporation 1994 Employee Stock Purchase Plan.

                                             EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Trigen Energy Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" herein.



/s/  KPMG LLP

September 14, 1999
Stamford, CT

                                             EXHIBIT 23.2



                             ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1999 included in Trigen Energy Corporation and subsidiaries' Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                         /s/  Arthur Andersen LLP

Stamford, Connecticut
September 14, 1999

                                             EXHIBIT 99.2


                           AMENDMENT NUMBER ONE TO
                          TRIGEN ENERGY CORPORATION
                      1994 EMPLOYEE STOCK PURCHASE PLAN


     Pursuant to the power reserved in Section 18 of the Trigen Energy Corporation 1994 Employee Stock Purchase Plan, Section 5 of the Plan is amended to read as follows:

          SECTION 5.  Stock Available for Options.

               There shall be 400,000 shares of Stock available for purchase from Trigen upon the exercise of options granted under Section 12 of this Plan, 200,000 of which shall be the shares initially made available under this Plan. Any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available under this Plan.

     This Amendment Number One shall be effective as of September 8, 1999 subject to the approval of this Amendment Number One by Trigen Energy Corporation's shareholders at the Annual Meeting of such shareholders in 2000.


     Adopted by the Board of Directors on September 8, 1999.